UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2012

Ruby Creek Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52354	26-4329046
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

750 Third Avenue, 11th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 671-0404

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 23, 2012, Ruby Creek Resources, Inc. has accepted the resignation of Myron Landin as the Company’s interim Chief Financial Officer and as the Company’s Secretary. Mr. Landin will remain available to perform financial consulting services as per his Consulting Agreement of February 1, 2011. As of November 29, 2012, Mr. Robert Slavik has been appointed to the position of Acting Secretary. Additionally, Mr. Landin has resigned from all positions including as a Director of the Company’s Tanzanian subsidiary, Ruby Creek Resources (Tanzania) Limited.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY CREEK RESOURCES, INC.

Date: November 29, 2012	By:	/s/ Robert Slavik
Robert Slavik
Director, Acting Secretary